UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014 (June 9, 2014)

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue, 25th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 906-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2014, Harvest Capital Credit Corporation (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the proxy statement of the Company dated April 24, 2014. As of April 14, 2014, the record date, 6,148,407 shares of common stock were outstanding and eligible to vote.

Proposal 1. The Company’s stockholders elected two directors of the Company, each of whom will serve until the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dorian B. Klein	2,764,181	94,903	2,127,935
Jack G. Levin	2,760,781	98,303	2,127,935

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as set forth below:

Votes For	Votes Against	Abstain
4,976,561	5,388	5,070

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2014	HARVEST CAPITAL CREDIT CORPORATION

	By:	/s/ Craig R. Kitchin
	Name:	Craig R. Kitchin
	Title:	Chief Financial Officer, Chief Compliance Officer and Secretary